UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2009
TERRA INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-8520 (Commission File Number)	52-1145429 (IRS Employer Identification Number)

Terra Centre 600 Fourth Street, P.O. Box 6000 Sioux City, Iowa (Address of principal executive offices)	51102-6000 (Zip Code)
Registrant’s telephone number, including area code: (712) 277-1340
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS
     On September 24, 2009, Terra Industries Inc. (the “Company”) issued a press release announcing the Company’s plans for a $750 million special cash dividend and the commencement of a tender offer for the Company’s 7.00% Senior Notes due 2017. The Company also announced its intention to raise additional capital through a debt financing.
     On September 24, 2009, the Company also issued a press release announcing the commencement of a tender offer and consent solicitation for any and all of its 7.00% Senior Notes due 2017.
     A copy of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibit

99.1	Press release of Terra Industries Inc., issued September 24, 2009.
99.2	Press release of Terra Industries Inc., issued September 24, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA INDUSTRIES INC.
	By:	/s/ John W. Huey
		Name:	John W. Huey
Date: September 24, 2009		Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release of Terra Industries Inc., issued September 24, 2009.
99.2	Press release of Terra Industries Inc., issued September 24, 2009.